Exhibit 10.5

AMENDMENT NO 1. TO NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment No. 1 dated as of August 14, 2008 is entered into with reference to the Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of August 4, 2008, among PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation (the “Issuer”), each subsidiary of the Issuer listed as a “Guarantor” on the signature pages thereto (the “Guarantors”), and INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation, as Agent and sole initial Purchaser. Capitalized terms used herein are used with the meanings set forth for those terms in the Purchase Agreement.

The parties hereto hereby agree with reference to the following facts:

A. It is anticipated that the funding under the Purchase Agreement will be made on August 15, 2008.

B. Certain of the conditions to such funding are not in a position to be satisfied.

C. The parties desire to provide for the orderly satisfaction of such matters on a post-closing basis.

D. The parties also desire to provide for certain other amendments to the Purchase Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Arrangements concerning the Australian Subsidiary. It is hereby agreed that the Issuer shall not pledge the stock of Progressive Gaming International (Australasia) Pty Ltd (the “Australian Subsidiary”) to the Agent or to the Senior Credit Facility Agent to secure the Obligations or the obligations under the Senior Loan Documents, and that the Australian Subsidiary shall not be required to sign any instrument, document or agreement granting Liens on its property to secure its guarantee of the obligations under the Purchase Agreement or the Senior Loan Documents on the Closing Date, provided that:

(a) The Senior Credit Facility Agent shall similarly also agree not to require such pledge or Lien;

(b) Within ten Business Days following the Closing Date, (i) the Issuer shall pledge all of the equity interests in the Australian Subsidiary to the Agent and to the Senior Credit Facility Agent pursuant to separate pledge agreements to be governed by New York law (i.e., agreements which are distinct from the Issuer Security Agreement, the Guarantor Security Agreements and the similar security agreements executed in favor of the Senior Credit Facility Agent), and (ii) the Australian Subsidiary shall grant a lien on all of its assets to secure the Obligations and the obligations under the Senior Loan Documents pursuant to separate guarantor security agreements to be governed by New York law (i.e., agreements which are distinct from the Issuer Security Agreement, the Guarantor Security Agreements and the similar security agreements executed in favor of the Senior Credit Facility Agent); and

(c) The liens contemplated above shall be granted pursuant to agreements reasonably acceptable to the Agent and the Senior Credit Facility Agent, but will limit the obligations secured under both the agreements in favor of the Agent and in favor of the Senior Credit Facility Agent to US$10,000,000 in the aggregate (without allocation of such secured amount to the Obligations or the obligations under the Senior Loan Documents or the guarantees thereof).

2. Other Foreign Collateral Arrangements. The Issuer hereby agrees that, in addition to the actions required by Section 1 hereof, it shall, prior to September 30, 2008 (but not later than the date any similar Liens are granted to the Senior Credit Facility Agent), take the following actions in respect of each of its foreign Subsidiaries:

(a) The Issuer shall, and shall cause each of its foreign Subsidiaries to, grant Liens on 100% of the equity securities of each foreign Subsidiary of the Issuer (including without limitation the Australian Subsidiary) to secure the Obligations which Liens shall be enforceable and perfected under the laws of their respective jurisdictions of formation, provided that in respect of the equity securities of Progressive Gaming International (Netherlands) B.V. (the “Dutch Subsidiary”) only 65% of such stock shall be pledged;

(b) Cause each of its foreign subsidiaries (other than the Dutch Subsidiary) to grant liens on their respective assets to secure the Obligations; and

(c) Deliver to the Agent customary opinions of foreign counsel to the Issuer regarding the perfection and enforceability of such pledges and liens.

3. Smith Barney. The Issuer represents that it has caused Mikohn Holdings, Inc. to request that Smith Barney issue a certificate to evidence the 75,800 shares of the capital stock of the Issuer held by Mikohn Holdings, Inc. in a securities account with Smith Barney, and that the Issuer shall cause Mikhohn Holdings, Inc. to promptly, and in any event within two Business Day following the receipt thereof, deliver that certificate to the Senior Credit Facility Agent (without non-standard or restrictive legends), evidencing such shares together with a stock power executed in blank with respect thereto.

4. Landlord Waivers and Collateral Access Agreements. The Agent waives, as of the Initial Funding Date, all requirements for the delivery of Landlord Waivers and Collateral Access Agreements by the Issuer and its Subsidiaries, provided that the Issuer shall diligently pursue the execution thereof in a form acceptable to the Agent and shall in any event provide the same prior to September 15, 2008.

5. Revision to Section 11.15. Section 11.15 of the Purchase Agreement is hereby amended to add the following language at the end of Section 11.15 as set forth below:

“FOR THE AVOIDANCE OF DOUBT, THE OBLIGATIONS OF EACH ISSUER PARTY UNDER THIS SECTION 11.15 SHALL APPLY NOTWITHSTANDING THE SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHER TYPE OF NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) OF THE INDEMNITEE OR ANY OTHER PERSON.”

6. Revision to Total Debt Service Coverage Ratio. Section 6.03(b) of the Purchase Agreement is hereby amended so that the Total Debt Service Coverage Ratio as of the relevant Measurement Period is amended to be as set forth below (with out amending the required ratio for other Measurement Periods):

Fiscal Quarter Ending:	Minimum Total Debt Service Coverage Ratio:
September 30, 2008	0.72 to 1:00
December 31, 2008	1.71 to 1:00
March 31, 2009	0.99 to 1.00
June 30, 2009	0.99 to 1:00

7. Certain Tax Disclosures. The Issuer hereby supplements its representation made pursuant to Section 5.01(j) of the Purchase Agreement with the information set forth on Schedule A hereto, but represents that the failure to file the tax returns described therein will not result in the assessment of aggregate penalties, and that the aggregate taxes payable to the related tax authorities, do not exceed $100,000.

8. Revision to Definition of Inactive Subsidiary. The following paragraph amends and restates in its entirety the definition of “Inactive Subsidiary” in the Purchase Agreement:

“ “Inactive Subsidiary” has the meaning specified therefor in Section 5.01(hh).”

9. Revision to Section 5.01(hh). The following paragraph amends and restates in its entirety Section 5.01(hh) of the Purchase Agreement:

“(hh) Inactive Subsidiaries. The Issuer represents and warrants to the Agent that Mikohn Holdings, Inc., End X and Games of Nevada, Inc., a Nevada corporation (each an “Inactive Subsidiary”) hold no assets and have no obligations or liabilities, and do not engage in any business activity, except as set forth on Schedule 5.01(hh) to the Purchase Agreement, and agrees that it will not, and will not permit its Subsidiaries to, make any investment in the Inactive Subsidiaries.”

10. Revision to Section 6.01(p). The following paragraph amends and restates in its entirety Section 6.01(p) of the Purchase Agreement:

“(p) Licenses and Permits. The Issuer shall (i) ensure that all licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Nevada Gaming Authorities and Mississippi Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by the Issuer or its Subsidiaries are in full force and effect except for such licenses, permits, consents and similar rights the failure to maintain in full force and effect could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) maintain in force and effect an approval of the Nevada Gaming Authorities and the Mississippi Gaming Authorities of continuous or delayed public offerings (the “Shelf Approvals”) substantially in the form of the Shelf Approvals of the Issuer in effective on the Closing Date, (iii) comply, in all material respects, with all of the provisions thereof applicable to it, and (iv) comply with all provisions and requirements of all Gaming Licenses held by the Issuer or its Affiliates.”

11. Revision to Section 6.02(r). The following paragraph amends and restates in its entirety Section 6.02(r) of the Purchase Agreement:

“(r) Inactive Subsidiaries. Permit Mikohn Holdings to own any assets other than 175,800 shares of Common Stock, incur any liabilities (other than de minimis liabilities) or engage in any business activity. Permit EndX to own any assets, incur any liabilities (other than certain tax liabilities not exceeding $10,000), or engage in any business activity. Permit Games of Nevada, Inc. to own any assets, incur any liabilities (other than certain tax liabilities not exceeding $10,000), or engage in any business activity.”

12. Amendment to Rights Agreement. The Issuer and its Subsidiaries shall not agree to any amendment or other change to, supplement or modification or waiver of the Rights Agreement, dated as of June 14, 1999, between the Issuer and Computershare Limited, that could in any way adversely affect in any way International Game Technology or its Affiliates without the prior written consent of International Game Technology.

13. Events of Default. The failure of the Issuer or its Subsidiaries to timely comply with the covenants set forth herein shall constitute an Event of Default under the Purchase Agreement.

14. Purchase Documents Confirmed. Except as expressly modified hereby, the terms of the Purchase Documents are hereby confirmed.

15. Expenses. The Issuer confirms its obligation to pay the expenses of the Agent in connection with the matters set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ISSUER:

PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

GUARANTORS:

PGIC NV, a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

MGC, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

PROGRESSIVE GAMES, INC., a Delaware corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

GAMES OF NEVADA, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Note and Warrant Purchase Agreement]

VIKING MERGER SUBSIDIARY, LLC, a Delaware limited liability company

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

PRIMELINE GAMING TECHNOLOGIES, INC., a California corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

MIKOHN INTERNATIONAL, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

MIKOHN HOLDINGS, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

ENDX, INC. (USA), a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Note and Warrant Purchase Agreement]

AGENT AND PURCHASER:

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ DANIEL R. SICILIANO
Name:	Daniel R. Siciliano
Title:	Chief Accounting Officer and Treasurer

[Signature Page to Amendment No. 1 to Note and Warrant Purchase Agreement]